UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

DTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

(818) 436-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2014, the Board of Directors of DTS, Inc. (the “Company”) approved an amendment to the Amended and Restated Bylaws (the “Bylaws”) of the Company, effective immediately, to include a new Article X of the Bylaws regarding a forum selection provision for the adjudication of disputes.

The new forum selection provision provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. The forum selection provision further provides that any person that purchases or otherwise acquires an interest in stock of the Company will be deemed to have notice of and agree to comply with the foregoing provisions.

The foregoing description of the amendment is not complete and is qualified in its entirety by reference to the Amendment No. 1 to the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this current report and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

3.1	Amendment No. 1 to Amended and Restated Bylaws of DTS, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: December 17, 2014

	By:	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance
and Chief Financial Officer
(principal financial and
accounting officer)

Exhibit Index

Exhibit No.	Description

3.1	Amendment No. 1 to Amended and Restated Bylaws of DTS, Inc.